                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant under Rule 14a-12

                                 PRESSTEK, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:
--------------------------------------------------------------------------------

                          [PRESSTEK LOGO APPEARS HERE]

                                 PRESSTEK, INC.
                               55 EXECUTIVE DRIVE
                          HUDSON, NEW HAMPSHIRE 03051

                                                                  April 28, 2003

Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Tuesday, June 17, 2003 at 1:00 P.M. local time, at Presstek's corporate headquarters, 55 Executive Drive, Hudson, New Hampshire 03051.

     The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, we urge you to complete, sign, date and return your proxy card in the envelope provided. You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place South, 8th Floor, New York, NY, 10004.

     Your vote is very important, and we will appreciate a prompt return of your proxy by mail, telephone or the Internet. We hope to see you at the meeting.

                                          Cordially,

                                          /s/ Edward J. Marino
                                          Edward J. Marino
                                          President and
                                          Chief Executive Officer

                                          /s/ Moosa E. Moosa
                                          Moosa E. Moosa
                                          Vice President-Finance,
                                          Chief Financial Officer,
                                          Treasurer and Secretary

                          [PRESSTEK LOGO APPEARS HERE]

                                 PRESSTEK, INC.
                55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE 03051
                            TELEPHONE: 603-595-7000
                               FAX: 603-595-2602
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 17, 2003 AT 1:00 P.M.
                            ------------------------

To the Stockholders of PRESSTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the "Company" or "Presstek") will be held on Tuesday, June 17, 2003, at 1:00 P.M. local time, at Presstek's corporate headquarters, 55 Executive Drive, Hudson, New Hampshire 03051, to consider and to vote upon the following proposals:

     1. To elect nine (9) Directors to serve until the next annual meeting of stockholders;

     2. To approve and adopt the Company's 2003 Stock Option and Incentive Plan;

     3. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 3, 2004; and

     4. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 18, 2003, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                       By order of the Board of Directors,

                                       /s/ Edward J. Marino
                                       Edward J. Marino
                                       President and Chief Executive Officer

                                       /s/ Moosa E. Moosa
                                       Moosa E. Moosa
                                       Vice President-Finance,
                                       Chief Financial Officer,
                                       Treasurer and Secretary
April 28, 2003

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 PRESSTEK, INC.
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                      TO BE HELD ON TUESDAY, JUNE 17, 2003

     This proxy statement is being furnished to holders of common stock, $.01 par value per share (the "Common Stock") of PRESSTEK, INC., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of the Company's stockholders to be held on TUESDAY, JUNE 17, 2003, AT 1:00 P.M. local time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting is to be held at the Company's corporate headquarters, 55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE 03051. The Company's Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended December 28, 2002, is being mailed contemporaneously with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 28, 2003.

     The purpose of the Annual Meeting is to consider and vote on the following proposals:

     1. To elect nine (9) Directors to serve until the next annual meeting of stockholders;

     2. To approve and adopt the Company's 2003 Stock Option and Incentive Plan;

     3. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 3, 2004; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The address and telephone number of the principal executive office of the Company are:
         55 Executive Drive
         Hudson, New Hampshire 03051
         Telephone No.: (603) 595-7000

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board has fixed the close of business on April 18, 2003, as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 34,155,005 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                 VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting. The directors will be elected by the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes will be counted and certified by one or more Inspector(s) of Election who are appointed by the Company to serve in that capacity. In accordance with Delaware General Corporation Law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Annual Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions contained therein. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question.

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal.

     The Board currently consists of nine (9) directors. The Board has nominated and recommended to the stockholders that each of the nine (9) persons listed below be elected to hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal. The proxies granted by stockholders will be voted for the election, as directors of the Company, of such persons listed below, unless a proxy specifies that it is not to be voted in favor of a particular nominee. Proxies cannot be voted for a greater number of persons than the number of nominees listed below. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board. Each of the persons named below has indicated to the Board that he or she will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

NAME OF NOMINEE                        AGE                              POSITION
---------------                        ---                              --------
Richard A. Williams                    68     Chairman of the Board
Edward J. Marino                       52     President and Chief Executive Officer, Director
John W. Dreyer                         65     Director
Daniel S. Ebenstein                    60     Director
John B. Evans                          65     Director
Dr. Lawrence Howard                    50     Director
Michael D. Moffitt                     63     Director
Barbara A. Pellow                      48     Director
Donald C. Waite, III                   61     Director

     The information below sets forth for each nominee, such person's principal occupation during the past five years, and certain other information.

     Richard A. Williams has been Chairman of the Board since September 1998. From March 1999 to January 2003, he served as Chief Scientific Officer of the Company. From February 1996 to September 1998, he served as Chief Executive Officer and Vice Chairman of the Board. He also served as Secretary of the Company from June 1988 until September 1998 and has been a director of the Company since November 1987. From June 1988 to February 1996, Mr. Williams served as an Executive Vice President and Chief Operating Officer of the Company. From November 1987 to June 1988, Mr. Williams served as Vice President of the Company, and served as its Director of Operations from September 1987 through October

1987. From June 1985 to February 1987, Mr. Williams served as Vice President of Engineering for Centronics Data Computer Corporation, a manufacturer of printers, where he was responsible for line matrix and laser printer development and introduction.

     Edward J. Marino was appointed President and Chief Executive Officer of the Company in April 2002. He has been a director of the Company since November 1999. From January 2000 to April 2002, Mr. Marino was President and Chief Executive Officer of Lightning Source, Inc., an electronic publishing firm. From January 1997 to October 1999, he served as President of Danka Services International, an international provider of document management outsourcing services. From April 1990 to January 1997, he served as Vice President of U.S. Sales and Operations for the Professional Imaging division of Eastman Kodak Company.

     John W. Dreyer has been a director of the Company since February 1996. Mr. Dreyer was employed by Pitman Company ("Pitman"), one of the largest graphic arts and image suppliers in the United States, from 1965 until his retirement on December 31, 2000. Mr. Dreyer served as Pitman's President and Chief Operating Officer from 1977 to 1999, and also served as its Chief Executive Officer and Chairman of the Board from 1978 until his retirement. Mr. Dreyer now serves as an industry consultant. Mr. Dreyer is also a director of Applied Graphic Technology, a publicly traded company.

     Daniel S. Ebenstein has been a director of the Company since November 1999. Since 1968 Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein and has been a partner of that firm since 1972.

     John B. Evans has been a director of the Company since October 1997. From August 1995 to the present, Mr. Evans has been President and Chief Executive Officer of R.E.M. Productions, Inc., a media consulting firm. From 1986 to 1992, Mr. Evans served as Vice President of Development for News Corporation, an information disseminating firm.

     Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993, as President of the Company from June 1988 to November 1992, and Vice President of the Company from October 1987 to June 1988. Since March 1997, Dr. Howard has been a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P., a limited partnership that is qualified as a small business investment company ("HVP"). Since March 1997, Dr. Howard has also been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to HVP. Since November of 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a limited partner of Hudson Venture II, L.P. From July 1995 to March 1997, Dr. Howard was President of Howard Capital Partners, Inc., an investment banking firm.

     Michael D. Moffitt has been a director of the Company since July 2000. From March 1989 to the present, Mr. Moffitt has been employed as a consultant and investment adviser. From February 2000 to July 2001, Mr. Moffitt was employed as President and Chief Operating Officer of Solar Communications, Inc., a printing and direct marketing service firm. From August 1994 to January 1999, Mr. Moffitt was employed as President and Chief Executive Officer of Century Graphics, a retail insert printing company. From March 1987 to March 1989, Mr. Moffitt was employed as Director of Information Services at Arthur D. Little, Inc. Previously, Mr. Moffitt was employed by R.R. Donnelley & Sons Company for 22 years in a variety of management roles, including Senior Vice President, Electronic Graphics Group.

     Barbara A. Pellow has been a director of the Company since January 2003. Ms. Pellow is the Gannett Professor for Electronic Printing and Publishing at Rochester Institute of Technology School of Printing Management and Sciences, and Administrative Chair for the School of Print Media, a position she has held since July 2001. From September 1999 to July 2001, Ms. Pellow was a Corporate Officer and Senior Vice President of Marketing at IKON Office Solutions, an independent office equipment distributor. From March 1995 to September 1999, Ms. Pellow was the Group Director for the On Demand Printing and Publishing Service and Outsourcing Service at CAP Ventures, a niche consulting firm focused on the digital printing and publishing markets. From March 1988 to March 1995, Ms. Pellow served in various senior management positions at Xerox Corporation.

     Donald C. Waite, III has been a director of the Company since July 2002. Since February 2002, Mr. Waite has been the Director of the Executives-in-Residence Program and an adjunct professor at Columbia Graduate School of Business. Mr. Waite was employed by McKinsey & Company, an international management consulting firm, from 1966 until his retirement in February 2002. He remains a member of the McKinsey Investment Committee and the McKinsey Advisory Council. From June 1996 to February 2002, Mr. Waite was one of the three members of McKinsey's Office of the Managing Director, and Chairman of McKinsey's Investment Committee and Compensation Committee. Mr. Waite is also a member of the board of directors of Guardian Life Insurance Company of America.

                           COMPENSATION OF DIRECTORS

     At a meeting of the Board on July 17, 2002, the Board approved a revised compensation arrangement for non-employee directors of the Company. The Board amended this revised compensation arrangement at a meeting of the Board on December 17, 2002. The Company's revised compensation arrangement provides that, in addition to reimbursement of applicable expenses, each non-employee director of the Company, in his or her capacity as such, will receive:

1.   A $10,000 retainer paid annually on the first day of July.

2. Compensation for attendance at meetings in the amount of (i) $1,000 for attendance at each in-person meeting of the Board, (ii) $500 for attendance at each telephonic meeting of the Board, and (iii) $500 for attendance at each meeting of a committee of the Board. Compensation for meeting attendance is to be paid to non-employee directors on a quarterly basis.

3. Upon joining the Board, each new non-employee director will be granted an option to purchase 25,000 shares of the Company's Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date the option was granted. These options will be fully exercisable on the first anniversary of the date of grant. On January 8, 2003, each non-employee director then in office was to be granted a one-time option to purchase that number of shares of Common Stock that, when taken together with the option granted to such non-employee director upon joining the Board, will total 25,000 shares.

4. Each year on the first business day of July, each non-employee director that remains on the Board will be granted an option to purchase 7,500 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on that date. These options will be fully exercisable on the first anniversary of the date of grant.

     Under the Company's previous compensation arrangement, non-employee directors received an initial option grant to purchase 5,000 shares of Common Stock upon joining the Board, and an option to purchase 2,500 shares of Common Stock granted on the first business day of January of each year, each such option being fully-exercisable upon the first anniversary of the grant date thereof. No cash compensation, other than reimbursement of expenses, was provided.

     Under the revised compensation plan, each non-employee director of the Company then in office received an annual retainer of $10,000 in July of 2002. Upon joining the Board on January 8, 2003, Ms. Pellow received a retainer of $5,000. Each non-employee director was also paid all fees related to their attendance and or participation at Board or committee meetings during the third and fourth fiscal quarters of fiscal 2002. Additionally, on August 26, 2002, each non-employee director of the Company, who was serving in such position on January 1, 2002, was granted a one-time additional option to purchase that number of shares of Common Stock necessary to provide the non-employee director with an aggregate annual option grant of 7,500 shares of Common Stock.

     Effective December 1993, the Company adopted the Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company (other than Dr. Lawrence Howard) are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive an initial grant of a non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the day that they are elected to the Board of Directors and, thereafter, an annual grant, on the first business day of January of each year, of a non-qualified option to purchase 2,500 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on that day. The Director Plan shall terminate on December 31, 2003, after which no new options may be granted thereunder.

     Directors who are not employees of the Company are generally eligible to be granted non-qualified options under the Company's 1994 Stock Option Plan (the "1994 Plan") and, prior to its termination on September 22, 2002, the Company's 1997 Interim Stock Option Plan (the "1997 Plan"). The Board or the Stock Plan Committee (the "Committee") has discretion to determine the number of shares subject to each non-qualified option, the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company are generally eligible to be granted incentive stock options or non-qualified options under the 1994 Plan and, prior to its termination, the 1997 Plan to the extent permitted by the plans. The Board or Committee also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any year is limited by the Internal Revenue Code of 1986, as amended (the "Code"). Directors are also eligible to receive options or stock-based awards under the Company's 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (i) stock options, (ii) restricted stock, (iii) deferred stock, and (iv) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the administrators of the 1998 Plan. Directors will also be eligible to participate in the Company's 2003 Stock Option and Incentive Plan, subject to such plan being approved by the Company's stockholders. See "PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S 2003 STOCK OPTION AND INCENTIVE PLAN."

     The following table sets forth the cash compensation paid and options to purchase Common Stock granted to the Company's non-employee directors, in their capacity as such, during the year ended December 28, 2002:

                                                                  CASH       OPTIONS TO PURCHASE
DIRECTOR                                                      COMPENSATION   COMMON STOCK GRANTED
--------                                                      ------------   --------------------
John W. Dreyer..............................................    $13,000              7,500
Daniel S. Ebenstein.........................................     13,000              7,500
John B. Evans...............................................     14,000              7,500
Dr. Lawrence Howard.........................................     14,500              7,500
Edward J. Marino............................................         --              2,500
Michael D. Moffitt..........................................     13,000             32,500
Donald C. Waite, III........................................     13,500             25,000

     On January 2, 2002, Messrs. Dreyer, Ebenstein, Evans, Moffitt, and Marino were each granted a five-year, non-qualified option to purchase 2,500 shares of Common Stock at an exercise price of $8.79 per share, pursuant to the Director Plan. On April 3, 2002, Mr. Moffitt, in his capacity as a director because he performed additional director-related duties for the Company, was granted a five year non-qualified option to purchase 25,000 shares of Common Stock at an exercise price of $5.23 per share, pursuant to the 1998 Plan.

     Mr. Marino did not receive compensation under the previous or revised compensation arrangement, for non-employee directors, because he was appointed President and Chief Executive Officer effective April 3, 2002, and was thereafter ineligible to participate in either compensation arrangement.

     On July 9, 2002, upon his election as a director of the Company, Mr. Waite was granted a five-year, non-qualified option to purchase 5,000 shares Common Stock at an exercise price of $3.279 per share, pursuant to the Director Plan and a ten-year, non-qualified option to purchase 20,000 shares of Common Stock at an exercise price of $3.279 per share, pursuant to the 1998 Plan.

     In connection with the revised compensation arrangement for non-employee directors, on August 26, 2002, Messrs. Dreyer, Ebenstein, Evans, and Moffitt were each granted a ten-year, non-qualified option to purchase 5,000 shares of Common Stock and Dr. Howard was granted a ten-year, non-qualified option to purchase 7,500 shares of Common Stock, at an exercise price of $2.88 per share, pursuant to the 1998 Plan. See also "Certain Relationships and Related Transactions."

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended December 28, 2002, the Board of Directors held fourteen (14) meetings and the Board took action by unanimous written consent in lieu of a meeting four (4) times. During the fiscal year ended December 28, 2002, each of the Company's directors attended at least 75% of the aggregate of:
(1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees on which they served.

     During the fiscal year ended December 28, 2002, the Company did not have a standing nominating committee of the Board or a committee performing similar functions.

     The Company has a Compensation Committee of the Board. During the fiscal year ended December 28, 2002 the Compensation Committee was comprised of Messrs. Dreyer and Ebenstein. The Compensation Committee held no meetings during the fiscal year ended December 28, 2002, but took action by unanimous written consent in lieu of a meeting one (1) time.

     The Company has an Audit Committee of the Board, which supervises the audit and financial procedures of the Company. As of December 28, 2002, the Audit Committee was comprised of Messrs. Evans, Howard and Waite. Mr. Waite was appointed to the Audit Committee in July 2002. Until his appointment as President and Chief Executive Officer in April 2002, Mr. Marino was a member of the Audit Committee. The Audit Committee held eleven (11) meetings during the fiscal year ended December 28, 2002, and took action by unanimous written consent in lieu of a meeting one (1) time.

     For the first four months of fiscal year 2002, the Company had four (4) Stock Option Committees: the 1991 Stock Option Committee that administered the outstanding options granted under the Company's 1991 Plan, the 1994 Stock Option Committee that administered the Company's 1994 Plan, the 1997 Interim Stock Option Committee that administered the Company's 1997 Plan, and the 1998 Stock Incentive Committee that administered the Company's 1998 Plan (collectively the "Stock Option Committees"). From December 30, 2001 until April 2002, the Stock Option Committees were each comprised of Messrs. Marino and Moffitt, and from April 2002 until June 2002, the Stock Option Committees were comprised of Dr. Howard and Mr. Evans. In June 2002, the Board consolidated the Stock Option Committees into a single Stock Plan Committee. Since June 2002, the Stock Plan Committee has been comprised of Dr. Howard and Mr. Evans. The 1997 Interim Stock Option Committee and the 1998 Stock Incentive Committee each met once during the fiscal year ended December 28, 2002. Also during the fiscal year ended December 28, 2002, the Stock Option Committees and the Stock Plan Committee each took action by unanimous written consent in lieu of a meeting the following number of times: 1991 Stock Option Committee, zero (0) times; 1994 Stock Option Committee, one (1) time; 1997 Interim Stock Option Committee, three (3) times; 1998 Stock Incentive Committee, two (2) times; and Stock Plan Committee, twelve (12) times. The Company's 1991 Plan expired on August 18, 2001. The Company's 1997 Plan expired on September 22, 2002.

     The Company's ESPP Committee was created in March 2002 to administer the Company's 2002 Employee Stock Purchase Plan (the "ESPP"), and was comprised of Messrs. Marino and Moffitt until April 2002. From April 2002 to June 2002 the ESPP Committee was comprised of Dr. Howard and Mr. Evans. In June 2002 the functions and duties of the ESPP Committee were transferred to the Stock Plan Committee. The ESPP Committee held one (1) meeting during the fiscal year ended December 28, 2002, and as discussed above, the Stock Plan Committee did not hold any meetings during the fiscal year ended December 28, 2002, but took action by unanimous consent in lieu of a meeting twelve (12) times.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Company has a Compensation Committee of the Board, which is currently comprised of Messrs. Dreyer and Ebenstein. Decisions as to compensation for the fiscal year ended December 28, 2002 for the Company's executive officers were made by both the Board and the Compensation Committee. Mr. Williams and Mr. Marino, in their capacity as directors, participated in the Board's deliberations concerning compensation of executive officers for the Company's fiscal year ended December 28, 2002. During the fiscal year ended December 28, 2002, none of the executive officers of the Company has served on the board of directors or the compensation committee of any other entity, any of which entity's officers has served on the Compensation Committee or Board of the Company.

     Mr. Dreyer, who has been a director of the Company since February 1996, was Chairman of the Board and Chief Executive Officer of Pitman from 1978 until his retirement on December 31, 2000. During the fiscal year ended December 28, 2002, the Company recorded sales of equipment and consumables to Pitman of $15.0 million, and had accounts receivable from Pitman of $1.9 million at December 28, 2002. Mr. Dreyer is currently a member of the Compensation Committee and has served on the Compensation Committee since April 1998. Mr. Dreyer also serves as a consultant to Kodak Polychrome Graphics ("KPG"), the parent-company of Tech Services International LLC ("TSI"). Presstek has material agreements with both KPG and TSI relating to the distribution of product and the provision of product services.

     Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein, and shares in the profits of that firm. During the fiscal year ended December 28, 2002, the Company made payments to the law firm of Amster, Rothstein & Ebenstein for legal fees and expenses amounting to $631,502, which were incurred while representing the Company on various intellectual property matters. Mr. Ebenstein is currently a member of the Compensation Committee and has served on the Compensation Committee since March 2001.

                               EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers of the Company are:

NAME                                   AGE   POSITION(S)
----                                   ---   -----------
Edward J. Marino.....................  52    President, Chief Executive Officer and Director
Moosa E. Moosa.......................  45    Vice President-Finance, Chief Financial Officer,
                                             Treasurer and Secretary
Diane L. Bourque.....................  49    Vice President, Controller and Assistant Secretary

     Information for Mr. Marino can be found under "Election of Directors."

     Moosa E. Moosa, has been Vice-President-Finance and Chief Financial Officer of the Company since March 2002. He was appointed Treasurer and Secretary of the Company in June 2002. From October 2000 to June 2001, Mr. Moosa was Executive Vice President, Chief Financial Officer and Treasurer at Rebar, LLC, a group of technology-based companies. From July 1996 to September 2000 Mr. Moosa served as Vice President-Finance, Treasurer and Chief Financial Officer, as well as Vice President Mergers and Acquisitions and Investor Relations at Chemfab Corporation, a NYSE multinational manufacturer of PTFE composites, engineered products and materials systems for specialized applications. From July 1992 to July 1996, Mr. Moosa served as Vice President-Finance and Chief Financial Officer at Fredenberg Nonwovens LP, a limited partnership that is engaged in the manufacture of nonwovens.

     Diane L. Bourque, has been the Controller of the Company since November 1994. She became a Vice President of the Company in January 2002 and Assistant Secretary of the Company in March 2000. She served as Interim Chief Financial Officer from January 2002 until March 2002. From March 1992 until

November 1994, Ms. Bourque was Cost Accounting Manager for the Company. Beginning in November 1991 and until her hiring in March of 1992, she served as a consultant to the Company. From 1987 until 1991, Ms. Bourque was Finance Manager at Ekco Group Inc., a manufacturer of consumer goods. Prior to 1987, Ms. Bourque held various financial positions at Digital Equipment Corp., a computer manufacturing company and Centronics Data Computer Corporation, a manufacturer of printers.

     In addition, the Company employs a number of individuals who are not executive officers but are expected to make significant contributions to our business. The backgrounds of these individuals are described in more detail below.

     Peter A. Bouchard, has been the General Manager of Presstek's On-Press Business Unit since January 2003. As general manager, Mr. Bouchard carries full P&L responsibility for Presstek's on-press business and directs sales, marketing, new product development and new business development for Presstek's on-press products. Mr. Bouchard also manages partner relationships for the Company with Heidelberger Druckmaschinen AG, Koenig & Bauer, AG and Ryobi Limited. Mr. Bouchard has been with the Company since 1997 and has held the positions of World-Wide Sales Manager and General Manager of Strategic Alliances. Prior to joining Presstek, Mr. Bouchard was employed as a product manager for thermal film products at Polaroid Graphics. Additionally, he spent two years in Germany managing the development and launch of a joint development project with Linotype-Hell.

     Eugene L. Langlais, III, has been the Vice President Research and Development at Presstek since May 2002. From March 2000 until May 2002, he was Vice President Media Products Research and Development for the Company. Prior to that, Mr. Langlais was Director of Technology, a position he held since joining the Company in January 1999. Mr. Langlais is a surface chemist. As Vice President of Research and Development, Mr. Langlais is responsible for the research and development of Presstek's products. Mr. Langlais has over 35 years of experience in leading product development and manufacturing teams in the graphics arts industry. Prior to joining Presstek, Mr. Langlais led the R&D operations at Durolith, NAPP Systems, Sage Technology, and Polaroid Graphics Imaging.

     David P. Ventola, has been the General Manager of Presstek's Off-Press Business Unit since May 2002. Mr. Ventola carries full P&L responsibilities for Presstek's off-press Computer-to-Plate (CTP) business and directs sales, marketing, new product development and new business development for Presstek's off-press products. Mr. Ventola has been with Presstek since 1996 and has held the positions of Director of Partner Relations, Marketing Program Manager and Consumables Manufacturing Manager. Prior to joining Presstek, Mr. Ventola held various product development and manufacturing positions at Polaroid within the Graphics Arts and Instant Film divisions.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company for the last three (3) fiscal years to the Company's chief executive officer and to the only other officers of the Company designated as executive officers as of December 28, 2002 whose salaries exceeded $100,000 (collectively, the "Named Executives"). In addition, the following table also sets forth certain information with respect to the amount and long-term compensation paid by the Company for the last three (3) fiscal years to Mr. Bouchard and Mr. Ventola, who, while not designated by the Board as executive officers, are expected to make significant contributions to the Company's business.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                              ANNUAL COMPENSATION(1)                   AWARDS
                                    ------------------------------------------   ------------------
NAME AND                   FISCAL                              OTHER ANNUAL          SECURITIES           ALL OTHER
PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)    COMPENSATION($)(2)   UNDERLYING OPTIONS   COMPENSATION($)(3)
------------------         ------   ---------   ---------   ------------------   ------------------   ------------------
Edward J. Marino.........   2002    $241,751    $52,500(5)       $ 12,987             502,500             $  63,508(6)
  President and Chief
  Executive Officer(4)
Richard A. Williams......   2002    $375,665                     $ 18,712              60,000             $  49,755(8)
  Chief Scientific
    Officer(7)              2001     246,979                       16,308                                    49,755(8)
                            2000     266,286                       16,180             100,000                49,775(8)
Moosa E. Moosa...........   2002    $160,271    $40,000(5)       $ 13,483             115,000
  Vice President-Finance,
  Chief Financial
  Officer, Treasurer and
  Secretary(9)
Diane L. Bourque.........   2002    $116,497                     $  2,471              26,100(10)
  Vice President,
    Assistant               2001     111,418                        2,336
  Secretary and
    Controller              2000     101,281                        2,112
Peter A. Bouchard(11)....   2002    $146,230                     $  8,357              10,000(10)
  General Manager --        2001     133,282                        8,289
  On-Press Business Unit    2000      99,898                        7,770
David P. Ventola(11).....   2002    $108,012                     $  2,163              10,400(10)
  General Manager --        2001      97,886                        1,946
  Off-Press Business Unit   2000      95,787                        2,239
Robert W. Hallman(12)....   2002    $164,097                     $234,808              17,500(13)         $  35,645(8)
  Former President and      2001     332,822                       14,005              35,000(14)            35,645(8)
  CEO                       2000     304,942                       13,888             100,000(14)            35,645(8)

---------------
 (1) Except as where otherwise specified, the compensation described in this table does not include medical or group life insurance or other benefits received by the Named Executives which are available generally to all salaried employees of the Company and certain prerequisites and other personal benefits, securities or property received by the Named Executives which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

 (2) This amount includes: a 401(k) retirement plan contribution match by the Company; life insurance policy premiums paid by the Company for the benefit of the officers; automobile allowances for the officers; in the case of Messrs. Williams and Hallman the economic benefit from key-man life insurance policies paid for by the Company; and in the case of Mr. Hallman, for fiscal year 2002 only, severance payments in the amount of $228,847.

 (3) The Company did not make any restricted stock awards, grant any stock appreciation rights, nor make any long-term incentive payouts during fiscal years 2002, 2001 and 2000 to the Named Executives, or to Messrs. Bouchard and Ventola.

 (4) Mr. Marino was elected President and Chief Executive Officer of the Company on April 3, 2002.

 (5) This amount represents bonus compensation which was earned in connection with meeting certain Company objectives in fiscal year 2002, but which was paid in fiscal year 2003.

 (6) This amount represents payment of Mr. Marino's relocation expenses.

 (7) Mr. Williams resigned as the Company's Chief Scientific Officer effective January 8, 2003, but still holds the position of Chairman of the Board.

 (8) This amount reflects key-man life insurance policy premiums paid by the Company for the benefit of Messrs. Williams and Hallman, respectively.

 (9) Mr. Moosa was elected Vice President-Finance and Chief Financial Officer of the Company on March 11, 2002. He was appointed Treasurer and Secretary of the Company on June 14, 2002.

(10) In fiscal year 2003, Ms. Bourque and Messrs. Bouchard and Ventola were granted options to purchase 5,100, 4,600 and 5,300 shares of the Company's Common Stock, respectively, as bonus compensation which was earned in connection with meeting certain Company objectives in fiscal year 2002.

(11) Mr. Bouchard and Mr. Ventola have not been designated by the Board as executive officers of the Company. Information is being provided with respect to Messrs. Bouchard and Ventola, as they are expected to make significant contributions to the Company's business.

(12) Mr. Hallman resigned from all positions of the Company on April 30, 2002.

(13) This option expired on April 30, 2002, as a result of Mr. Hallman's separation from the Company.

(14) These options were extended beyond April, 2002 pursuant to Mr. Hallman's separation agreement with the Company.

(15) Mr. Neil Rossen served as Vice President and Chief Financial Officer of the Company from June 1998 until his resignation from such positions effective as of December 31, 2001. Pursuant to a Resignation Agreement and General Release dated as of November 14, 2001, between the Company and Mr. Rossen, during fiscal year 2002, the Company made payments to Mr. Rossen in the amount of $210,329, including severance payments in the amount of $180,000.

        EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Marino and Moosa. The Company has also entered into a Retirement Agreement with Mr. Williams and a Separation Agreement with Mr. Hallman. Mr. Williams served as the Company's Chief Scientific Officer until his retirement from that position in January 2003 and Mr. Hallman served as the Company's President and Chief Executive Officer until his resignation in April 2002. Since April 2002, Mr. Marino has served as the Company's President and Chief Executive Officer. Mr. Moosa has served as the Company's Vice President-Finance and Chief Financial Officer since March 2002, as well as Treasurer and Secretary of the Company since June 2002.

     The Company entered into an Employment Agreement with Mr. Marino dated April 3, 2002 (the "Marino Agreement"). Under the terms of the Marino Agreement, in addition to other benefits, Mr. Marino's annual salary was set at $350,000 through the second anniversary of his start date. Mr. Marino's annual salary is to be reviewed annually by the Board. Under the Marino Agreement, Mr. Marino may also receive an annual cash bonus of up to 30% of his then-current base salary, based on his contribution to the accomplishment of key annual corporate objectives. The Marino Agreement is for an initial term of two years, which ends on the day preceding the second anniversary of the start date. Beginning on the second anniversary of the start date and on each annual anniversary thereafter, the Marino Agreement automatically renews for an additional one-year term, unless either party gives notice that they do not concur with the automatic renewal or unless earlier terminated. Mr. Marino's start date was April 15, 2002.

     Under the Marino Agreement, the Company agreed to grant Mr. Marino a non-qualified stock option to purchase 500,000 shares of Common Stock. Twenty five percent (25%) of the shares granted under this option are exercisable on the date of grant, with an additional 25% vesting on each annual anniversary of the date of grant, until fully vested. On April 3, 2002, the Company's Board approved such grant. Subject to applicable eligibility requirements, Mr. Marino is also entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. In addition, Mr. Marino is entitled to the use of a Company automobile or a car allowance.

     Should the Board choose to terminate Mr. Marino's employment without "cause" (as defined in the Marino Agreement), or if the Board does not concur with the automatic renewal of the "term" (as defined in the Marino Agreement), then Mr. Marino is to receive a one-time cash payment equal to his then current salary for the remainder of the term plus his then-effective annual salary for one (1) full year, and Mr. Marino is entitled to receive all then-existing retirement or employee benefits for the remainder of the term; provided, however, if Mr. Marino's employment is terminated involuntarily without "cause" or voluntarily for "good reason" (as defined in the Marino Agreement) in connection with or within two (2) years following a "change of control" (as defined in the Marino Agreement), then Mr. Marino is to receive a one-time severance payment equal to three (3) times the average of his annual compensation payable by the Company to him over the five (5) most recent taxable years of his employment with the Company, less one dollar. The Marino Agreement, however, specifically prohibits Mr. Marino from receiving any payment that would be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board choose to terminate Mr. Marino's employment for "cause" (as defined the Marino Agreement), Mr. Marino is not entitled to any further compensation.

     The Company entered into an Employment Agreement with Mr. Moosa dated June 28, 2002 (the "Moosa Agreement"). Under the terms of the Moosa Agreement, in addition to other benefits, Mr. Moosa's annual salary was set at $200,000 through the second anniversary of his start date. Mr. Moosa's annual salary is to be reviewed annually by the Board. Under the Moosa Agreement, Mr. Moosa may also receive an annual cash bonus of up to 40% of his then-current base salary, based on his contribution to the accomplishment of key annual corporate objectives. The Moosa Agreement is for an initial term of two years, which ends on the day preceding the second anniversary of the start date. Beginning on the second anniversary of the start date and on each annual anniversary thereafter, the Moosa Agreement automatically renews for an additional one-year term, unless either party gives notice that they do not concur with the automatic renewal or unless earlier terminated. Mr. Moosa's start date was March, 11, 2002.

     On March 11, 2002, Mr. Moosa was granted a non-qualified stock option to purchase 90,000 shares of Common Stock. Twenty five percent (25%) of the shares granted under this option become exercisable on each annual anniversary of the date of grant, beginning March 11, 2003, until fully vested. On April 3, 2002, the Company's Board approved an additional grant to Mr. Moosa of a non-qualified option to purchase 25,000 shares of Common Stock. Twenty five percent (25%) of the shares granted under this option are exercisable on the date of grant, with an additional 25% vesting on each annual anniversary of the date of grant, until fully vested. Subject to applicable eligibility requirements, Mr. Moosa is also entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. In addition, Mr. Moosa is entitled to the use of a Company automobile or a car allowance.

     If Mr. Moosa's employment is terminated by the Company without "cause" or if the Board does not concur with the automatic renewal of the "term" (as defined in the Moosa Agreement), then Mr. Moosa is to receive a one-time cash payment equal to his then current salary for the remainder of the term plus his then-effective annual salary for one (1) full year, and Mr. Moosa is entitled to receive all then-existing retirement or employee benefits for the remainder of the term; provided, however, if Mr. Moosa's employment is terminated involuntarily without "cause" or voluntarily for "good reason" (as defined in the Moosa Agreement) in connection with or within two (2) years following a "change of control" (as defined in the Moosa Agreement), then Mr. Moosa is to receive a one-time severance payment equal to two (2) times the average of his annual compensation payable by the Company to him over the five (5) most recent taxable years of his employment with the Company, less one dollar. The Moosa Agreement, however, specifically prohibits Mr. Moosa from receiving any payment that would be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board choose to terminate Mr. Moosa's employment for "cause" (as defined the Moosa Agreement), Mr. Moosa is not entitled to any further compensation.

     The Company entered into a Retirement Agreement with Mr. Williams, dated as of January 7, 2003 (the "Williams Agreement"). Pursuant to the Williams Agreement, Mr. Williams agreed that, effective January 8, 2003 (the "Retirement Date"), he would retire and resign from (a) his employment with the Company, its affiliates and subsidiaries; (b) his officer position as Chief Scientific Officer of the Company and any other officer positions that he may hold with the Company, its affiliates and subsidiaries; and (c) all duties associated with such positions and status. Mr. Williams continues to serve as the Chairman of the Board of

Directors of the Company and as a member of the Board of Directors of the Company's subsidiary, Lasertel, Inc.

     Under the terms of the Resignation Agreement, in addition to other benefits, Mr. Williams is to receive a severance payment equal to $200,000 in 2003 and $100,000 in 2004, payable biweekly, until December 2004. In accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company agreed that if Mr. Williams elects to continue his medical insurance coverage in accordance with COBRA, the Company will pay Mr. Williams' COBRA premiums for two-person coverage from the Retirement Date for the shorter period of eighteen (18) months or until Mr. Williams becomes covered under another group medical insurance plan. The Company agreed to fully accelerate the vesting of the non-qualified Option granted to Mr. Williams pursuant to an option agreement dated February 25, 2002. All other stock options held by Mr. Williams as of the Retirement Date were already fully vested. Additionally, the Company agreed to extend the time period within which Mr. Williams may exercise each of his stock options, outstanding as of the Retirement Date, until the last date of the respective term of each such stock option. The Company agreed that Mr. Williams may continue to use the Company-leased automobile which he had use of prior to his retirement, and that the Company will continue to pay the lease and insurance payments for the remainder of the current term of the lease.

     Also in accordance with the Williams Agreement, from the Retirement Date until January 8, 2005 (the "Protected Period"), Mr. Williams agreed that he will not engage in any business or other commercial activity that is or may be competitive with the products and services being designed, conceived, marketed, distributed or developed by the Company as of the Retirement Date or at any time during the Protected Period. Also, during the same period, Mr. Williams agreed that he will not directly or indirectly (1) divert or take away or attempt to divert or take away any of the Company's customers or business and/or (2) solicit or attempt to solicit, with the purpose or effect of engaging in competition with the Company, any of the Company's customers or business in existence as of the Retirement Date. Mr. Williams further agreed that he will not at any time reveal or disclose to any person or entity any of the trade secrets or confidential business information of the Company. Under the terms of the Williams Agreement, Mr. Williams assigned to the Company any and all right or interest he may have obtained or may obtain in any designs, trade secrets, inventions, or other sensitive information that were related to or arise out of his employment with the Company.

     The Company entered into a Separation and Release Agreement with Mr. Hallman, effective April 30, 2002 (the "Hallman Agreement"). Pursuant to the terms of the Hallman Agreement, Mr. Hallman agreed that, effective as of April 30, 2002, he would resign from his position as Chief Executive Officer of the Company and as a member of the Board, and from any other positions he held as a director, officer, employee or otherwise with the Company or any of its subsidiaries.

     Under the terms of the Hallman Agreement, in addition to other benefits, the Company agreed to pay Mr. Hallman a separation payment equal to three times his then current annual salary totaling $1,050,000, payable biweekly over 36 months, until May 2005 (the "Severance Period"). The Company also agreed to fully accelerate the vesting of the stock options granted to Mr. Hallman on September 21, 1998, May 25, 2000, and July 11, 2001, and agreed to extend the time period within which Mr. Hallman may exercise each of these stock options, until the expiration date of each such stock option.

     Also, in accordance with the Hallman Agreement, Mr. Hallman agreed that prior to the expiration of the Severance Period and for a period of two years thereafter, without the Company's prior written consent, he would not (i) engage in any business activity on behalf of an entity which is a direct competitor of the Company and (ii) directly or indirectly, recruit or attempt to recruit, solicit or offer employment to any employee or consultant of the Company. Mr. Hallman further agreed that he will not at any time reveal or disclose to any person or entity any of the confidential or proprietary information of the Company obtained by him during his course of employment with the Company. The Hallman Agreement includes an affirmation by Mr. Hallman of his ongoing obligations to the Company pursuant to the Employee Work Product and Non-Disclosure Agreement executed by Mr. Hallman and the Company on April 29, 2002. Mr. Hallman also agreed to release and hold harmless the Company (and related entities and individuals) from any and all claims that he has, may have or has had against the Company through the date of the Hallman Agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Dreyer, who has been a director of the Company since February 1996, was Chairman of the Board and Chief Executive Officer of Pitman from 1978 until his retirement on December 31, 2000. During the fiscal year ended December 28, 2002, the Company recorded sales of equipment and consumables to Pitman of $15.0 million, and had accounts receivable from Pitman of $1.9 million at December 28, 2002. Mr. Dreyer is currently a member of the Compensation Committee of the Board and has served on the Compensation Committee since April 1998. Mr. Dreyer also serves as a consultant to KPG, the parent-company of TSI. Presstek has material agreements with both KPG and TSI relating to the distribution of product and the provision of product services.

     Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein and shares in the profits of that firm. During the fiscal year ended December 28, 2002, the Company made payments to the law firm of Amster, Rothstein & Ebenstein for legal fees and expenses amounting to $631,502 that were incurred while representing the Company on various intellectual property matters. Mr. Ebenstein is currently a member of the Compensation Committee of the Board and has served on the Compensation Committee since March 2001.

     Mr. Moffitt, who has been a director of the Company since July 2000, and who served on the Stock Option Committees from March 2001 until April 2002, performs consulting services for the Company. During the fiscal year ended December 28, 2002, the Company made payments to Mr. Moffitt, for consulting services, totaling $133,415. No formal agreement exists with Mr. Moffitt concerning his consulting services. Rather, Mr. Moffitt provides consulting services if and when requested by the Company and is paid based on the actual number of days he provides such service and his related expenses. See also "Employment Agreements and Termination of Employment Arrangements."

                            OPTIONS AND STOCK PLANS

     The following table provides information with respect to individual stock options granted during the fiscal year ended December 28, 2002 to the Named Executives and to Messrs. Bouchard and Ventola:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                                     --------------------------                  POTENTIAL REALIZABLE VALUE AT
                                     PERCENTAGE OF                                  ASSUMED ANNUAL RATES OF
                         SHARES      TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                       UNDERLYING      GRANTED TO      EXERCISE                          OPTION TERM(1)
                        OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION    ------------------------------
NAME                   GRANTED(#)    FISCAL YEAR(2)     ($/SH)        DATE           5%($)           10%($)
----                   ----------    --------------    --------    ----------    -------------    -------------
Edward J. Marino.....     2,500(3)        0.18%         $8.79       01/02/07      $    5,896       $   13,195
                        500,000(4)       35.24%          5.23       04/03/12       1,791,160        4,401,073
Richard A.
  Williams...........    10,000(5)        0.71%          6.30       02/25/12          36,444           95,348
                         50,000(6)        3.53%          5.23       04/03/07          83,734          174,143
Moosa E. Moosa.......    90,000(7)        6.35%          6.44       03/11/12         367,439          928,402
                         25,000(4)        1.77%          5.23       04/03/12          89,558          220,054
Diane L. Bourque.....     6,000(7)        0.43%          6.30       02/25/12          23,772           60,244
                         15,000(7)        1.06%          5.55       04/02/12          54,066          135,402
Peter A.
  Bouchard(8)........     5,400(7)        0.38%          6.30       02/25/12          21,395           54,219
David P.
  Ventola(8).........     5,100(7)        0.36%          6.30       02/25/12          20,206           51,207
Robert W. Hallman....    17,500(9)        1.24%          6.30        4/30/02              --               --

---------------
(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or non-transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Company's Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(2) The percentage has been calculated based upon total options granted to employees in the fiscal year ending December 28, 2002 under all of the Company's stock option plans.

(3) These options become 100% exercisable commencing one year from date of grant and expire five years from date of grant.

(4) These options become exercisable in four equal installments of 25% commencing immediately upon the date of grant and expire ten years from date of grant.

(5) These options were to become 100% exercisable commencing one year from date of grant, but pursuant to Mr. Williams' Resignation Agreement became 100% exercisable on January 8, 2003. These options expire ten years from date of grant.

(6) These options become 100% exercisable commencing immediately upon the date of grant and expire five years from date of grant.

(7) These options become exercisable in four equal annual installments of 25% commencing one year from date of grant and expire ten years from date of grant.

(8) Mr. Bouchard and Mr. Ventola have not been designated by the Board as executive officers of the Company. Information is being provided with respect to Messrs. Bouchard and Ventola, as they are expected to make significant contributions to the Company's business.

(9) These options expired upon Mr. Hallman's separation from employment on April 30, 2002, therefore having no realizable value.

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives and Messrs. Bouchard and Ventola as of December 28, 2002 and the options exercised by the Named Executives and Messrs. Bouchard and Ventola during the fiscal year ended December 28, 2002.

      AGGREGATED OPTION EXERCISES FOR FISCAL YEAR-ENDED DECEMBER 28, 2002
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT DECEMBER 28, 2002         AT DECEMBER 28, 2002(2)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                         ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   -----------   -----------   -------------   -----------   -------------
Edward J. Marino.........         --              --         142,500        377,500        $     0        $     0
Richard A. Williams......         --              --         245,000         10,000              0              0
Moosa E. Moosa...........         --              --           6,250        108,750              0              0
Diane L. Bourque.........         --              --          34,775         23,425              0              0
Peter A. Bouchard(3).....         --              --          14,500          6,900              0              0
David P. Ventola(3)......         --              --          22,425          6,575              0              0
Robert W. Hallman........         --              --         285,000             --              0              0

---------------

(1) Value realized represents the positive spread between the exercise price of such options and the market value of the Company's Common Stock on date of exercise, multiplied by the numbers of shares underlying the options exercised.

(2) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fair market value of the Common Stock on December 27, 2002, the last trading day prior to the fiscal year end of December 28, 2002 ($5.049 per share as quoted on the NASDAQ National Market) multiplied by the number of shares underlying the option.

(3) Mr. Bouchard and Mr. Ventola have not been designated by the Board as executive officers of the Company. Information is being provided with respect to Messrs. Bouchard and Ventola, as they are expected to make significant contributions to the Company's business.

     The following table sets forth information concerning the repricing of certain stock options held by executive officers of the Company which were repriced during the ten (10) most recently completed fiscal years.

                           TEN-YEAR OPTION REPRICING

                                                                                                         LENGTH OF
                                            NUMBER OF     MARKET PRICE                                    ORIGINAL
                                           SECURITIES       OF COMMON      EXERCISE PRICE               OPTION TERM
                                           UNDERLYING     STOCK AT TIME      AT TIME OF        NEW       REMAINING
                                             OPTIONS     OF REPRICING OR    REPRICING OR    EXERCISE     AT DATE OF
                                           REPRICED OR      AMENDMENT        AMENDMENT        PRICE     REPRICING OR
NAME                           DATE          AMENDED        ($/SHARE)        ($/SHARE)      ($/SHARE)    AMENDMENT
----                      --------------   -----------   ---------------   --------------   ---------   ------------
Richard A.
  Williams(1)...........   April 6, 1998      40,000         $13.75            $35.50        $13.75      1,335 days
Richard Loring(2).......   April 6, 1998     100,000          13.75             27.28         13.75      1,840 days
Robert E. Verrando(3)...   April 6, 1998      40,000          13.75             35.50         13.75      1,335 days

---------------

(1) At the time of repricing, Mr. Williams was serving as Chief Executive Officer, Secretary and Vice-Chairman of the Company.

(2) At the time of repricing, Mr. Loring was serving as Executive Vice President of the Company. Mr. Loring resigned from the Company, effective as of November 27, 1998.

(3) At the time of repricing, Mr. Verrando was serving as President and Chief Operating Officer of the Company. Mr. Verrando resigned from the Company, effective as of December 30, 2000.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 28, 2002, with respect to shares of the Company's Common Stock that may be issued under the Company's existing equity compensation plans, including the Company's 1988 Stock Option Plan (the "1988 Plan"), 1991 Plan, 1994 Plan, 1997 Plan, 1998 Plan, Director Plan and ESPP. Except for the 1997 Plan, each of the foregoing equity compensation plans have been approved by the stockholders of the Company.

                                                                                      NUMBER OF SECURITIES
                                         NUMBER OF SECURITIES   WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR
                                          TO BE ISSUED UPON     EXERCISE PRICE OF     FUTURE ISSUANCE UNDER
                                             EXERCISE OF           OUTSTANDING      EQUITY COMPENSATION PLANS
                                         OUTSTANDING OPTIONS,   OPTIONS, WARRANTS     (EXCLUDING SECURITIES
                                         WARRANTS AND RIGHTS       AND RIGHTS       REFLECTED IN COLUMN (A))
PLAN CATEGORY                                    (A)                   (B)                     (C)
-------------                            --------------------   -----------------   -------------------------
Equity compensation plans approved by
  security holders (1).................       3,463,151(3)           $8.7831(3)              2,874,561(4)
Equity compensation plans not approved
  by security holders (2)..............         176,650              $9.9176                         0
Total..................................       3,639,801              $8.8381                 2,874,561

---------------

(1) Consists of the 1988 Plan, 1991 Plan, 1994 Plan, 1998 Plan, Director Plan and ESPP.

(2) Consists of the 1997 Plan which expired on September 22, 2002. A copy of the 1997 Plan was filed as Exhibit 10.1 to the Company's report on Form 10-Q for the quarter ended September 27, 1997 filed with the Securities and Exchange Commission on November 7, 1997. A summary of the 1997 Plan is provided below.

(3) Excludes purchase rights accruing under the ESPP.

(4) Includes shares available for future issuance under the 1994 Plan, 1998 Plan, and Director Plan. Does not include any shares under the 1988 Plan and 1991 Plan, as these plans expired on August 21, 1998 and August 18, 2001, respectively. Also includes shares available for future issuance under the ESPP. As of December 28, 2002, an aggregate of 950,000 shares of Common Stock were available for issuance pursuant to the ESPP. Under the ESPP, each eligible employee may purchase up to 750 shares of Common Stock each quarterly purchase period at a purchase price per share equal to 85% of the lower of the fair market value (as defined in the ESPP) of Common Stock on the first or last trading day of a purchase period. The first purchase date under the ESPP was December 31, 2002.

DESCRIPTION OF 1997 INTERIM STOCK OPTION PLAN

     The 1997 Plan was adopted for the purpose of granting nonstatutory options to any person that the Board believed had contributed, or who would contribute, to the success of the Company or its subsidiaries, including officers, employees, independent agents, consultants and attorneys. A total of 250,000 shares of Common Stock were reserved for issuance under the 1997 Plan. The Company's ability to make additional option grants under the 1997 Plan terminated on September 22, 2002; however, the 1997 Plan continues to govern all options granted and outstanding under the 1997 Plan. The options granted and outstanding under the 1997 Plan are currently administered by the Stock Plan Committee.

     Pursuant to the terms of the plan, the price per share relating to each option granted under the 1997 Plan was to be established at the time of grant by the Board (or a committee thereof appointed to administer the plan); provided that the exercise price was not to be less than 100% of the fair market value per share of Common Stock on the date of grant. The 1997 Plan allows that payment upon the exercise of options may be made by one or any combination of the following: (i) by cash, which may be paid by check or other instrument acceptable to the Company; (ii) by payment in shares of Common Stock which are already owned by the optionee, valued at the fair market value thereof on the date of exercise; or (iii) by delivery to the Company by the optionee of an executed exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares sold or margined and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

     The maximum number of shares with respect to which options could be granted to any officer or director under the 1997 Plan was not to exceed the lesser of:
(i) 1% of the number of outstanding shares of Common Stock on the date of grant,
(ii) 1% of the total voting power of the Company's outstanding voting securities on the date of grant, or (iii) 25,000 shares. The 1997 Plan provides for adjustment of any outstanding options to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

     The vesting of options granted under the 1997 Plan was to be determined by the Board. The 1997 Plan also grants the Board discretion to make options immediately exercisable upon: (i) the first purchase of shares of Common Stock pursuant to a tender offer (other than an offer by the Company) for the Common Stock of the Company; (ii) the approval of the Company's stockholders of an agreement for a merger or consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets; (iii) with respect to an employee, on his or her 65th birthday, or (iv) with respect to an employee, on his or her involuntary termination from employment. Except as otherwise provided by the Board, options granted under the 1997 Plan may only be transferred by will or by the laws of descent and distribution. The 1997 Plan also provides that any option granted thereunder may include a provision to the effect that the optionee may, at any time at which the fair market value of the option is in excess of the exercise price, request that the Company purchase from the optionee all or any portion of the shares as shall then be exercisable under the option at a price equal to the difference between the exercise price of such shares and the fair market value thereof on the date of repurchase; provided, however, that the Company shall have no obligation to make any purchase pursuant to such a request.

     If an employee ceases to be employed by the Company (other than for cause or by death or disability), no further installments of the options granted to such employee under the 1997 Plan shall become exercisable, and such options shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. If an employee is terminated for cause or voluntarily leaves the employ of the Company without the Company's consent, options granted to such employee under the 1997 Plan shall automatically terminate and will no longer be exercisable. Upon termination of employment by reason of death, options granted to such employee under the 1997 Plan may be exercised, to the extent exercisable on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representative or distributees, at any time within one year after the date of the employee's death. In the event employment is terminated by reason of disability, options granted to such employee under the 1997 Plan shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. Notwithstanding any of the foregoing, no option granted under the 1997 Plan shall remain exercisable beyond the specified termination date of such option.

                        REPORT ON EXECUTIVE COMPENSATION

     As noted above, the Board has a Compensation Committee currently comprised of Messrs. Dreyer and Ebenstein. The annual salary of the Company's President and Chief Executive Officer and the Company's Chief Financial Officer for the fiscal year ended December 28, 2002, is set pursuant to their respective employment agreements which were approved by the Board of Directors. With the exception of Ms. Bourque, compensation decisions for the executive officers of the Company for the fiscal year ended December 28, 2002, were determined by the Board, subject to the terms of the employment agreements between the Company and Messrs. Marino, Moosa, Williams and Hallman discussed above. There is no formal compensation policy for the Company's executive officers.

     Since June 2002, the 1991 Plan, 1994 Plan, 1997 Plan, 1998 Plan and ESPP have been administered by the Stock Plan Committee, comprised of Dr. Howard and Mr. Evans. Prior to June 2002, the Company's stock option plans were administered by various stock option committees and the ESPP was administered by the ESPP Committee. The Stock Plan Committee continues to administer the outstanding options under the 1991 Plan, which expired on August 18, 2001, and the 1997 Plan, which expired on September 22, 2002. See also "Board of Directors' Meetings and Committees."

     Total compensation for executive officers consists of a combination of salaries and stock option or other stock-based awards. The base salary of Edward
J. Marino, the Company's President and Chief Executive Officer, Moosa E. Moosa, the Company's Chief Financial Officer and Richard A. Williams, the Company's former Chief Scientific Officer were fixed pursuant to the terms of their respective employment agreements with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources, as well as the executive officer's individual performance and level of responsibility. Stock awards under the Company's stock option plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock.

     During the fiscal year ended the December 28, 2002, the following options were granted to the Company's executive officers and to Messrs. Bouchard and
Ventola:

                                NUMBER
                              OF SHARES
                              UNDERLYING                 TERM OF    EXERCISE
OFFICER                         OPTION     GRANT DATE    OPTION      PRICE           VESTING SCHEDULE
-------                       ----------   ----------   ---------   --------   -----------------------------
Edward J. Marino............     2,500      01/02/02    Five Year    $8.79     100% on the first anniversary
                                                                               of the grant date
                               500,000      04/03/02     Ten Year    $5.23     25% immediately, then 25% per
                                                                               year on the anniversary of
                                                                               the grant date

Richard A. Williams.........    10,000      02/25/02     Ten Year    $6.30     100% on the first anniversary
                                                                               of the grant date(1)
                                50,000      04/03/02    Five Year    $5.23     100% immediately

Moosa E. Moosa..............    90,000      03/11/02     Ten Year    $6.44     25% per year beginning the
                                                                               first anniversary of the
                                                                               grant date
                                25,000      04/03/02     Ten Year    $5.23     25% immediately, then 25% per
                                                                               year on the anniversary of
                                                                               the grant date

Diane L. Bourque............     6,000      02/25/02     Ten Year    $6.30     25% per year beginning the
                                                                               first anniversary of the
                                                                               grant date
                                15,000      04/02/02     Ten Year    $5.55     25% per year beginning the
                                                                               first anniversary of the
                                                                               grant date

Peter A. Bouchard(2)........     5,400      02/25/02     Ten Year    $6.30     25% per year beginning the
                                                                               first anniversary of the
                                                                               grant date

David P. Ventola(2).........     5,100      02/25/02     Ten Year    $6.30     25% per year beginning the
                                                                               first anniversary of the
                                                                               grant date

Robert W. Hallman...........    17,500      02/25/02     Ten Year    $6.30     25% per year beginning the
                                                                               first anniversary of the
                                                                               grant date(3)

---------------
(1) Pursuant to Mr. Williams' Retirement Agreement with the Company, the vesting of these options was fully accelerated on January 8, 2003.

(2) Mr. Bouchard and Mr. Ventola have not been designated by the Board as executive officers of the Company. Information is being provided with respect to Messrs. Bouchard and Ventola, as they are expected to make significant contributions to the Company's business.

(3) These options expired on April 30, 2002, as a result of Mr. Hallman's separation from the Company.

     In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Currently, the Compensation Committee has structured its compensation policies without regard to the deduction limitations imposed by
Section 162(m) of the Code.

Submitted by the:   BOARD OF DIRECTORS       COMPENSATION COMMITTEE
                    Richard A. Williams      John W. Dreyer
                    Edward J. Marino         Daniel S. Ebenstein
                    John W. Dreyer
                    Daniel S. Ebenstein      STOCK PLAN COMMITTEE
                    John B. Evans            John B. Evans
                    Dr. Lawrence Howard      Dr. Lawrence Howard
                    Michael D. Moffitt
                    Barbara A. Pellow
                    Donald C. Waite, III

                            STOCK PERFORMANCE GRAPH

     The Stock Performance Graph set forth below compares the cumulative total return on the Company's Common Stock from January 3, 1998, through December 28, 2002, with the cumulative total return for the Nasdaq Stock Market Index and the SIC Code Printing Trades Machinery and Equipment Index. The comparison assumes that $100 was invested on January 3, 1998, in the Company's Common Stock, the Nasdaq Stock Market Index and the stock of the SIC Code Printing Trades Machinery and Equipment Index and assumes the reinvestment of all dividends, if any.

          COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PRESSTEK, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                              [PERFORMANCE GRAPH]

                             JAN. 3, 1998   JAN. 2, 1999   JAN. 1, 2000   DEC. 30, 2000   DEC. 29, 2001   DEC. 28, 2002
                             ------------   ------------   ------------   -------------   -------------   -------------
Presstek Inc. .............    $100.00        $ 27.25        $ 55.50         $ 42.00         $ 38.00         $ 20.20
SIC Code Index.............    $100.00        $ 81.42        $ 87.66         $ 50.06         $ 43.52         $ 23.10
Nasdaq Market Index........    $100.00        $141.04        $248.76         $156.35         $124.64         $ 86.94

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (unless otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) Messrs. Bouchard and Ventola, (iv) each of the Company's current directors or director nominees, and any persons that served as directors of the Company during the fiscal year ended December 28, 2002, and (v) all current executive officers, directors and director nominees, and Messrs. Bouchard and Ventola, as a group. Except as otherwise set forth below, the business address of each individual is that of the Company.

                                                                              PERCENTAGE OF
                                                                 SHARES          SHARES
                                                              BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNED(1)(2)       OWNED(1)
------------------------------------                          ------------    -------------
Dr. Lawrence Howard.........................................    2,223,328(3)       6.51%
  c/o Hudson Ventures L.P.
  120 East End Avenue
  New York, NY 10028

Peter Kellogg...............................................    1,912,500(4)       5.60%
  c/o Spear Leeds & Kellogg
  120 Broadway
  New York, NY 10271
Richard A. Williams.........................................      758,800(5)       2.22%

Edward J. Marino............................................      285,706(6)          *
Moosa E. Moosa..............................................       67,893(7)          *
Diane L. Bourque............................................       44,350(8)          *
Peter A. Bouchard(9)........................................       19,262(10)         *
David P. Ventola(9).........................................       25,175(11)         *
John W. Dreyer..............................................       72,500(12)         *
Daniel S. Ebenstein.........................................       15,500(13)         *
John B. Evans...............................................       25,500(14)         *
Michael D. Moffitt..........................................       47,500(15)         *
Barbara A. Pellow...........................................           --             *
Donald C. Waite, III........................................       25,000             *
Robert W. Hallman...........................................      293,000(16)         *
All executive officers and directors as a group (13
  persons)..................................................    3,610,514(17)     10.57%

---------------
   * Less than 1%.

 (1) Applicable percentage of ownership as of the Record Date is based upon 34,155,005 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are referred to as "presently exercisable stock options." Presently exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Except as otherwise set forth herein, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

 (3) Includes 35,000 shares owned by Dr. Howard's wife, and 58,631 shares owned by Dr. Howard's wife as custodian for Dr. Howard's children. Dr. Howard has shared voting and investment power over such shares. Dr. Howard has a 23.076% interest in a limited liability company that is the record owner of 110,503 shares of the Company's common stock, and Dr. Howard's daughter has the remaining 76.924% interest in such limited liability company. Dr. Howard and Dr. Howard's wife are Managing Members of this limited liability company and have shared power to vote or direct the vote of and to dispose or direct the disposal of such shares. Dr. Howard has sole power to vote or direct the vote of, dispose of or direct the disposal of 2,019,194 shares.

 (4) Reflects beneficial ownership as of January 11, 2001 as reported on a
     Schedule 13G, filed by Mr. Kellogg with the Commission on February 9, 2001. Mr. Kellogg has sole power to vote or direct the vote of, dispose of or direct the disposal of 1,892,500 of such shares and has shared power to vote or direct the vote of, and to dispose of or direct the disposal of 20,000 of such shares.

 (5) Includes 255,000 shares of Common Stock issuable pursuant to presently exercisable stock options and 400,300 shares held of record by the Richard
     A. Williams Revocable Trust, of which Mr. Williams is the sole trustee. Also includes 103,500 shares held of record by the Yvonne M. Williams Revocable Trust, of which Mr. Williams' wife is the sole trustee. Mr. Williams has shared power to vote or direct the vote of, and to dispose of or direct the disposal of the 103,500 shares held in trust by his wife. Does not include shares owned by Mr. Williams' children with respect to which Mr. Williams disclaims any beneficial interest.

 (6) Includes options to purchase 270,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (7) Includes options to purchase 35,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (8) Includes options to purchase 42,450 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (9) Mr. Bouchard and Mr. Ventola have not been designated by the Board as executive officers of the Company. Information is being provided with respect to Messrs. Bouchard and Ventola, as they are expected to make significant contributions to the Company's business.

(10) Includes options to purchase 17,350 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Includes options to purchase 25,175 shares of Common Stock issuable pursuant to presently exercisable stock options.

(12) Includes options to purchase 62,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(13) Includes options to purchase 12,500 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 3,000 shares held of record by Mr. Ebenstein's child with respect to which Mr. Ebenstein disclaims any beneficial interest.

(14) Includes options to purchase 20,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also, includes 5,500 shares held of record by Mr. Evan's daughter. Mr. Evans has shared power to vote or direct the vote of, and to dispose of or direct the disposal of such shares.

(15) Includes options to purchase 42,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(16) Includes options to purchase 285,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 4,000 shares held of record by Mr. Hallman's wife. Mr. Hallman has shared power to vote or direct the vote of, and to dispose of or direct the disposal of the

     4,000 shares held by his wife. Mr. Hallman has sole power to vote or direct the vote of, dispose of or direct the disposal of 4,000 shares.

(17) Includes options to purchase 782,475 shares of Common Stock issuable pursuant to presently exercisable stock options.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is currently comprised of three (3) directors, namely, Dr. Howard, Mr. Evans and Mr. Waite. Until his appointment as President and Chief Executive Officer in April 2002, Mr. Marino was a member of the Audit Committee. None of the members of the Audit Committee is an officer or employee of the Company, and aside from being a member of the Company's Board, each is otherwise independent of the Company (as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers).

     The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee charter was attached to the Company's proxy statement for fiscal 2000. Specifically, the Audit Committee, among other things, (i) reviews and discusses with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company, (ii) evaluates the performance of the Company's independent auditors and makes recommendations to the Board as to the selection of the independent auditors, (iii) reviews and discusses with management and the independent auditors the results of the year-end audit of the Company, and (iv) reviews and discusses with management and the independent auditors the accounting policies of the Company and the Company's compliance with legal and regulatory requirements.

     The Audit Committee has reviewed the audited balance sheets of the Corporation as of December 28, 2002, and December 29, 2001, and the related statements of operations, stockholders' equity and cash flows for the fiscal years ended December 28, 2002, December 29, 2001, and December 30, 2000, and the related notes thereto, and has discussed them with both management and BDO Seidman, LLP, the Company's independent auditors. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 -- Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with BDO Seidman, LLP that firm's independence.

     Based on its review of the audited financial statements and the aforementioned discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

Submitted by the:

                                AUDIT COMMITTEE
                              Dr. Lawrence Howard
                                 John B. Evans
                              Donald C. Waite, III

                  PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S
                      2003 STOCK OPTION AND INCENTIVE PLAN

     The Company's stockholders are being asked to approve and adopt the Company's 2003 Stock Option and Incentive Plan (the "2003 Plan"). On February 11, 2003, the Board of Directors approved the 2003 Plan, subject to final approval of the stockholders. The 2003 Plan provides for grants of stock options, stock issuances and other equity interests in the Company to employees, officers, directors, consultants and advisors of the Company. The proposed number of shares of Common Stock authorized for issuance under the 2003 Plan is 2,000,000 shares.

     The Company currently grants options under its 1994 Plan and 1998 Plan. The 1994 Plan expires by its terms on April 8, 2004. Thereafter, all options then outstanding under the 1994 Plan will remain in effect, but no additional option grants may be made under the 1994 Plan. During the fiscal year ended December 28, 2002, the Company also granted options under its 1997 Plan, which expired on September 22, 2002. No additional option grants may be made under the 1997 Plan. Also, under the Company's Director Plan the non-employee directors of the Company receive an initial option grant at the time they become a member of the Board and an annual option grant on the first business day of January each year thereafter. The Director Plan will expire by its terms on December 31, 2003.

     The 2003 Plan is intended to replace the 1997 Plan, which has already expired, the Director Plan, which expires at the end of this year, and the 1994 Plan, which expires next year. The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

     The ability to offer competitive equity incentive packages is critical to attracting, retaining and motivating key personnel and potential hires. The Company relies on equity-based compensation both to provide a performance incentive to employees and to encourage broad employee stock ownership in the Company. The Company also relies on equity-based compensation to retain and attract qualified non-employee directors, and to provide an incentive to non-employee directors to devote the requisite time and attention to the affairs of the Company. The Board believes that the 2003 Plan is essential to permit the Company to continue the pursuit of these objectives. Moreover, equity-based grants are designed to align the interests of each participant with those of the stockholders and provide each such individual with a significant incentive to view the Company from the perspective of an owner with an equity stake.

     The following is a summary description of the Plan and is qualified in its entirety by reference to the text of the 2003 Plan, a copy of which is attached hereto as Appendix A to this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE 2003 PLAN.

DESCRIPTION OF THE 2003 STOCK OPTION AND INCENTIVE PLAN

     The purpose of the 2003 Plan is to provide stock options, stock issuances and other equity interests in the Company (each, an "Award") to employees, officers, directors, consultants and advisors of the Company and its subsidiaries, all of whom are eligible to receive Awards under the 2003 Plan.

     Administration. The 2003 Plan is administered by the Board. The Board has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2003 Plan and to interpret and correct the provisions of the 2003 Plan and any Award. Pursuant to the terms of the 2003 Plan, the Board has delegated authority to administer the 2003 Plan to the Stock Plan Committee. The 2003 Plan also provides that authority to grant Awards to employees may be delegated to one or more officers of the Company.

     Automatic Grant of Nonstatutory Options to Non-employee Directors. The 2003 Plan provides that, without further action by the Stock Plan Committee, (i) each non-employee director who is initially elected a member of the Board during the term of the 2003 Plan shall, on the date of such initial election, be automatically granted a nonstatutory stock option to purchase 25,000 shares of Common Stock (an "Initial Option"); and (ii) on the first business day of July of each year, starting on July 1, 2004, each non-employee director then in office shall be automatically granted a nonstatutory option to purchase 7,500 shares of Common Stock (an "Annual Option"). The purchase price of the shares subject to each Initial Option or Annual Option shall be the fair market value of such share on the date of grant. Initial Options and Annual Options shall become fully exercisable on the first anniversary of the date of grant; provided that if a non-employee director attends less than 75% of the meetings of the Board and any Board committees of which the non-employee director is a member held in any fiscal year, then the non-employee director shall forfeit his or her exercise rights with respect to the Annual Option granted in such fiscal year, in proportion to the percentage of Board and/or committee meetings not attended by such non-employee director during the year.

     Exercise Price. Except with respect to Initial Options and Annual Options to non-employee directors, the Stock Plan Committee shall establish the exercise price of options (or determine the method by which the exercise price shall be determined) at the time each option is granted. The exercise price of restricted stock and other stock-based awards shall be set by the Stock Plan Committee.

     Eligibility. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2003 Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2003 Plan may not exceed 1,000,000 over the ten year term of the 2003 Plan.

     Exercise of Options. Each option granted under the 2003 Plan shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Stock Plan Committee may specify. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. The Stock Plan Committee has the right to accelerate the date of exercise of any installment of any option despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option.

     Payment for Exercise of Options. Payment for the exercise of options under the 2003 Plan may be made by one or any combination of the following forms of payment: (i) by check payable to the order of the Company, (ii) if the Common Stock is then publicly traded, to the extent permitted by applicable law and except as otherwise explicitly provided in the applicable option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price of the underlying option being exercised, or by delivery to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (iii) to the extent explicitly provided in the applicable option agreement, by (a) delivery of certain shares of Common Stock owned by the Participant valued at fair market value (as determined in accordance with the 2003 Plan), or (b) payment of such other lawful consideration as the Board may determine.

     Assignability. Except as the Stock Plan Committee may otherwise determine, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory options may be transferred, pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

     Adjustment. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the 2003 Plan and the per-participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Stock Plan Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

     Treatment upon Acquisition. Unless otherwise expressly provided in the applicable Award, upon the occurrence of an Acquisition (as defined in the 2003
Plan) appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Board may provide that one or more options granted under the 2003 Plan must be exercised by a certain date or shall be terminated, or that any such options shall be terminated in exchange for a cash payment. Immediately prior to the consummation of an Acquisition, all outstanding Initial Options and Annual Options granted to non-employee directors shall become fully-exercisable. Furthermore, the vesting provisions of Awards held by a participant shall, at a minimum, become accelerated by one year in the event that (a) the acquiring or surviving entity does not assume or replace the Award, or (b) such participant, who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the Acquisition, is terminated "without cause" or terminates his or her own employment "for good reason" (as such terms are defined in the 2003 Plan) prior to the first anniversary of the consummation of the Acquisition.

     Effect of Termination, Disability or Death. The Stock Plan Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant's legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options; provided, however, that if a non-employee director shall cease to be a member of the Board for any reason other than "For Cause" termination (as defined in the 2003 Plan), the initial option and each annual option granted to the non-employee director shall remain exercisable (to the extent any such option was exercisable on the date the non-employee director ceased to be a member of the Board) until the expiration of such option in accordance with
Section 7(c) of the 2003 Plan.

     Company's Right of Repurchase. In the event of certain types of misconduct by a participant under the 2003 Plan, regardless of whether such participant is still an employee of the Company, the Company shall, for a period of 180 days after the Company receives actual knowledge of the misconduct, have the right, but not the obligation, to repurchase from the participant (i) those shares of Common Stock acquired by the participant under the 2003 Plan within the six month period preceding the occurrence of such misconduct and (ii) all shares of Common Stock acquired under the 2003 Plan by the participant after the occurrence of such misconduct. The per share repurchase price is equal to the price per share originally paid by the participant, as such price may be adjusted to reflect stock splits and other changes in the capitalization of the Company. The types of misconduct specified under the 2003 Plan include, but are not limited to, gross misconduct or breach of fiduciary duty which cause harm to the Company; the unauthorized disclosure or misappropriation of trade secrets and confidential information of the Company; interference with the Company's customer relationships; a felony conviction which materially interferes with a participant's ability to perform his or her services for, or which causes harm to, the Company; the violation (or threatened violation) by the participant, in any material respect, of a non-competition, non-solicitation, non-disclosure or assignment of inventions covenant between the participant and the Company; engaging in a business or commercial activity that is or may be competitive with the business being conducted by the Company; soliciting or diverting customers, business or prospective customers of the Company; soliciting, recruiting or hiring any employee of the Company or attempting to do any of the foregoing either during the participant's employment or for a period of one (1) year after termination of the participant's employment (for any reason). In addition, in the event that the participant may have sold or transferred shares such that the Company is not able to repurchase all of the shares from the participant it desires to, the participant shall be obligated to deliver to the Company for each share sold or transferred and for which the Company desired to repurchase but was unable to, an amount equal to, if positive, the difference between the fair market value of the shares sold or transferred (on the date of sale or transfer) and the price per share originally paid by the participant, as such price may be adjusted to reflect stock splits and other changes in the capitalization of the Company.

     Termination of 2003 Plan; Amendments. Awards may be granted under the 2003 Plan at any time prior to February 11, 2013. The Board may amend, suspend or terminate the 2003 Plan or any portion thereof at any time subject, in the case of amendments, to any applicable statutory or regulatory requirements to obtain stockholder approval when and if so required. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2003 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to incentive stock options ("ISOs") granted under the Company's 2003 Plan.

          1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

          5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

          6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises an ISO in such fashion, special rules will apply.

          8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Nonstatutory Stock Options The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs ("Nonstatutory Stock Options") granted under the Company's 2003 Plan:

          1. The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

          2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Nonstatutory Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

          3. When the optionee sells the shares acquired pursuant to a Nonstatutory Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

          4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes compensation income.

          5. An optionee may be entitled to exercise a Nonstatutory Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Nonstatutory Option in such fashion, special rules will apply.

          6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of stock or the granting of opportunities to make direct stock purchases under the Company's 2003 Plan:

          1. Persons receiving Common Stock pursuant to an award of stock or direct stock purchase generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid.

          2. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller's tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as compensation income).

          3. Special rules apply if the stock acquired pursuant to an award of stock or direct stock purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                     RATIFICATION OF SELECTION OF AUDITORS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 28, 2002. BDO Seidman, LLP has served as the Company's auditors since 1996. THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

     A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The ratification of this selection is not required under the laws of the State of Delaware, the Company's state of incorporation, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

     Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the fiscal years ended December 28, 2002, and December 29, 2001, for (a) the audit of Presstek's annual financial statements for each such fiscal year and (b) the review of the financial statements included in Presstek's Forms 10-Q for each such fiscal year, amounted to $353,296 and $266,441, respectively.

     Audit-Related Fees. The aggregate fees billed for audit-related services that are not reported as Audit Fees for the fiscal years ended December 28, 2002, and December 29, 2001, amounted to $0 and $6,437, respectively. The Audit-Related Fees for the fiscal year ended December 29, 2002, related to consultation services regarding stock options plans.

     Tax Fees. There were no fees billed to the Company for tax-related services rendered by BDO Seidman, LLP for the fiscal years ended December 28, 2002, and December 29, 2001.

     All Other Fees. There were no other fees billed to the Company by BDO Seidman, LLP, other than those discussed above, for the fiscal years ended December 28, 2002 and December 29, 2001.

     The Audit Committee of the Board of Directors has determined that the provision of the services related to All Other Fees as set out above is compatible with maintaining BDO Seidman, LLP's independence.

          STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2004

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in the year 2004 must
(i) submit the proposal in proper form to the Company not later than December 30, 2003, and (ii) must satisfy the conditions established by the Securities and Exchange Commission and the Company's Certificate of Incorporation and Bylaws for stockholder proposals in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the December 30, 2003 deadline, a stockholder may present a proposal at the Company's 2004 Annual Meeting if it is submitted to the Company's Secretary at the address set forth below no later than April 18, 2004. If timely submitted, the stockholder may present the proposal at the 2004 Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

     Any such stockholder proposal should be submitted to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire, 03051, Attention: Secretary.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

     The Company's Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended December 28, 2002, is being mailed contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO PRESSTEK, INC., 55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE, 03051, ATTENTION: JANE MILLER.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities Exchange Commission. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file. Based on its review of the copies of such filings received by it and based upon written representations from the Reporting Persons, the Company believes that during the fiscal year ended December 28, 2002 all of its officers, directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report on Executive Compensation," "Audit Committee Report" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

     All costs of soliciting proxies will be borne by the Company. The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

                                                                      APPENDIX A

                                 PRESSTEK, INC.

                      2003 STOCK OPTION AND INCENTIVE PLAN

1. PURPOSE AND ELIGIBILITY

     The purpose of this 2003 STOCK OPTION AND INCENTIVE PLAN (the "PLAN") of PRESSTEK, INC. (the "COMPANY") is to provide stock options, stock issuances and other equity interests in the Company (each, an "AWARD") to employees, officers, directors (including directors who are not an employee or officer of the Company, such directors being referred to herein as "NON-EMPLOYEE DIRECTORS"), consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "PARTICIPANT". Additional definitions are contained in Section 12(a).

2. ADMINISTRATION

     a. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "BOARD"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, to construe and determine the respective option agreement, Awards and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, to determine the terms and provisions of the respective option agreements and Awards, which need not be identical, to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any option agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

     b. APPOINTMENT OF COMMITTEE. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "COMMITTEE"). All references in the Plan to the "BOARD" shall mean such Committee or the Board.

     c. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine; provided, however, that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such officer or officers. All such Awards shall be documented in the same manner and fashion as Awards made by the Board. The Board may, by a resolution adopted by the board, authorize one or more officers of the corporation to do one or both of the following: (i) designate officers and employees of the corporation or of any of its subsidiaries to be recipients of Awards created by the corporation and (ii) determine the number of such Awards to be received by such officers and employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Awards such officer or officers may so award. The Board may not authorize an officer to designate himself or herself as a recipient of any such Awards.

     d. APPLICABILITY OF RULE 16b-3. Those provisions of the Plan which makes express reference to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 (the "EXCHANGE ACT") or, any successor rules ("RULE 16b-3") or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a "REPORTING PERSON").

     e. APPLICABILITY OF SECTION 162(m). Those provisions of the Plan which are required by or make express reference to Section 162(m) of the Internal Revenue Code or any regulations thereunder, or any successor section of the Code or regulations thereunder ("SECTION 162(m)") shall apply only while the Company is a company that is subject to Section 162(m). Notwithstanding any provisions in this Plan to the contrary, whenever the Board is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162(m) to fail to so qualify under
Section 162(m).

     f. GRANT OF OPTIONS TO DIRECTORS AND OFFICERS. The selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a participant, the timing of the grant of the Award, the exercise price or sale price of the Award and the number of shares for which an Award may be granted to such director or officer shall be determined either (i) by the Board, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all members shall be "disinterested persons." For the purposes of the Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act, as such terms are interpreted from time to time.

3. STOCK AVAILABLE FOR AWARDS

     a. NUMBER OF SHARES. Subject to adjustment under Section 3(c), the aggregate number of shares of common stock of the Company (the "COMMON STOCK") that may be issued pursuant to the Plan is 2,000,000 shares. Except as may be prohibited by Rule 16b-3, if any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject to the limitations set forth in Section 3b. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 2,000,000. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     b. PER-PARTICIPANT LIMIT. Subject to adjustment under Section 3(c), no Participant may be granted Awards to purchase, over the ten year term of this Plan, more than an aggregate of 1,000,000 shares of Common Stock.

     c. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 8(f)(i) applies for any event, this Section 3(c) shall not be applicable.

4. STOCK OPTIONS

     a. GENERAL. The Board may grant options to purchase Common Stock (each, an "OPTION") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

     b. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "INCENTIVE STOCK OPTION") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "NONSTATUTORY STOCK OPTION."

     c. DOLLAR LIMITATION. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant). To the extent that any such Incentive Stock Options exceed the $100,000 limitation, such Options shall be deemed to be Nonstatutory Stock Options.

     d. EXERCISE PRICE. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement.

     e. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     f. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company, or to such representative as the Company shall designate, by the proper person of a notice of exercise, in writing or by electronic transmission, together with payment in full as specified in Section 4(g) or the option agreement for the number of shares for which the Option is exercised.

     g. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

          (i) by check payable to the order of the Company;

          (ii) if the Common Stock is then publicly traded, to the extent permitted by applicable law and except as otherwise explicitly provided in the applicable option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price of the underlying Option being exercised, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii) to the extent explicitly provided in the applicable option agreement by (a) delivery of shares of Common Stock owned by the Participant (such shares not having been acquired within the prior six months by the Participant pursuant to an Option exercise) valued at Fair Market Value (as determined in accordance with the Plan) or (b) payment of such other lawful consideration as the Board may determine. The fair market value of any other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

5. RESTRICTED STOCK

     a. GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "RESTRICTED STOCK AWARD").

     b. TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the

Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "DESIGNATED BENEFICIARY"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6. OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7. AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

     a. AUTOMATIC GRANT OF OPTIONS. Subject to the availability of shares under this Plan, (a) each Non-Employee Director who is initially elected a member of the Board during the term of this Plan shall, on the date of such initial election without further action by the Board, be automatically granted a Nonstatutory Stock Option to purchase 25,000 shares of Common Stock (an "INITIAL OPTION"); and (b) on the first business day of July of each year, starting on July 1, 2004, each Non-Employee Director then in office shall be automatically granted a Nonstatutory Option to purchase 7,500 shares of Common Stock (an "ANNUAL OPTION").

     b. OPTION PRICE. The purchase price of the shares subject to each Initial Option or Annual Option granted hereunder shall be 100% of the Fair Market Value of such shares on the date of grant of such Option.

     c. PERIOD OF OPTIONS. Unless sooner terminated in accordance with the provisions of Section 11 of this Plan, each Initial Option and Annual Option granted hereunder shall expire on the date which is ten years after the date of grant of such Option.

     d. VESTING.

          (i) Initial Options and Annual Options granted under this Plan shall vest in the holder thereof and thus become fully exercisable on the first anniversary of the date of grant of such Option.

          (ii) Notwithstanding Section 7(d)(i), if a Non-Employee Director attends less than 75% of the meetings of the Board of Directors, together with the meetings of any committee of the Board of Directors of which he or she is a member (EACH A "BOARD MEETING"), held in any fiscal year, then such Non-Employee Director shall forfeit his or her exercise rights with respect to the Annual Option granted on the first business day of July of such fiscal year, in proportion to the percentage of Board Meetings not attended by such Non-Employee Director during the Default Year. By way of illustration, if a Non-Employee Director attends only 50% of the actual Board Meetings (whether regular or special) held in any fiscal year, then such Non-Employee Director shall forfeit the right to exercise 50% of the Annual Option granted on the first business day of July of such fiscal year.

8. GENERAL PROVISIONS APPLICABLE TO AWARDS

     a. TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that Nonstatutory Options may be transferred pursuant to a domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan.

     c. BOARD DISCRETION. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     d. ADDITIONAL AWARD PROVISIONS. To the extent permitted by applicable law, the Board may, in its sole discretion, include additional provisions in any Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans, to transfer other property to a Participant upon the exercise of an Award, or such other provisions as shall be determined by the Board; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

     e. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options; provided, however, that if a Non-Employee Director shall cease to be a member of the Board for any reason other than "FOR CAUSE" termination as defined in Section 11 of this Plan, the Initial Option and each Annual Option granted to the Non-Employee Director shall remain exercisable (to the extent any such Option was exercisable on the date the Non-Employee Director ceased to be a member of the Board) until the expiration of such Option in accordance with Section 7(c) of this Plan.

     f. ACQUISITION OF THE COMPANY; CONSEQUENCES OF AN ACQUISITION.

     (i) TREATMENT OF ACQUISITION. Unless otherwise expressly provided in the applicable Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 8(f), also the "BOARD"), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or
(c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Participants, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Award pursuant to this Section 8(f)(i). The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

     Notwithstanding the provisions of this Section 8(f), (i) immediately prior to the consummation of an Acquisition, the remaining unvested portion of the Initial Option and each Annual Option held by a Non-Employee Director shall become vested and exercisable by such Non-Employee Director, and (ii) upon an Acquisition, the vesting provisions of all Awards held by a Participant shall, at a minimum, become accelerated by one year in the event that (a) the acquiring or surviving entity does not assume the Award or replace the Award held by such participant with a substantially similar Award, or (b) any such Participant, who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the Acquisition, is terminated "WITHOUT CAUSE" or terminates his or her own employment "FOR GOOD REASON" prior to the first anniversary of the consummation of the Acquisition.

     It shall be deemed to be a constructive termination "WITHOUT CAUSE" or "FOR GOOD REASON" if: (i) the Participant's annual salary or bonus arrangement is actually reduced in any material way without his or her written consent; (ii) the Participant is actually relocated to another office or facility to a location outside of a radius of 30 miles from any Company facility at which the Participant was employed at the time of the Acquisition and without the Participant's written consent; (iii) there occurs an Acquisition, unless the successor to which all or a significant portion of the Company's business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Plan; or (iv) the successor to the Company shall have materially and adversely impaired Participant's rights under this Plan.

     Notwithstanding anything herein to the contrary, as to any Participant, the remaining unvested portion of any Option or Award held by such Participant shall become vested and exercisable in the event of an Acquisition, if the acceleration of such vesting is otherwise set forth in any employment offer letter, employment agreement, option agreement or other agreement with such person and such offer or agreement is executed at the time of, or reasonably contemporaneous with, the initial employment of the Participant, or is otherwise set forth in any option agreement or other agreement which provides for the grant of additional Awards to a Participant following commencement of employment.

     (ii). ACQUISITION DEFINED. An "ACQUISITION" shall mean: (a) any merger, business combination, consolidation or purchase of outstanding capital stock of the Company in a business combination after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); (b) any sale of all or substantially all of the capital stock or assets of the Company (other than in a spin-off or similar transaction); or (c) any other acquisition of the business of the Company in which the Company is the target of the acquisition, as reasonably determined by the Board.

     (iii). ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     g. PARACHUTE PAYMENTS AND PARACHUTE AWARDS. Notwithstanding the provisions of Section 8(f), if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "PARACHUTE AWARDS"); provided, however, that if the "AGGREGATE PRESENT VALUE" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "AGGREGATE PRESENT VALUE" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 8(g) shall be made by the Company.

     h. AMENDMENT OF AWARDS. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, modifying the exercise price, and converting an Incentive Stock Option to a

Nonstatutory Stock Option, provided that, except as otherwise provided in
Section 8(g), the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     i. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     j. ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 8(f)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

9. WITHHOLDING

     Prior to the issuance of any shares of Common Stock subject to an Award, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant of an award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of an Option under the Plan or the purchase of shares subject to an Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, a Participant may elect to satisfy such tax obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (ii) by delivering to the Company shares of Common Stock already owned by the Participant. The shares so withheld or delivered shall have an aggregate Fair Market Value equal to the amount of the withholding obligation. A Participant who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

10. COMPANY'S RIGHT OF REPURCHASE

     a. Repurchase Option; Termination of Award. If, with respect to a Participant, any of the events specified in Section 10(b) below occur, then,

          (i) with respect to those shares of Common Stock acquired pursuant to an Award by the Participant within the six month period preceding the occurrence of such event, and

          (ii) with respect to all shares of Common Stock acquired pursuant to an Award by the Participant after the occurrence of such event,

     within 180 days after the Company receives actual knowledge of the event (the "REPURCHASE PERIOD"), the Company shall have the right, but not the obligation, to repurchase from the Participant, or his or her legal representative, as the case may be, all or a portion of the shares of Common Stock set forth in (i) and (ii) above, regardless of whether such Participant is then still employed or engaged by, or otherwise has a relationship with the Company (the "REPURCHASE OPTION"). The Repurchase Option shall be exercised by the Company by giving the Participant, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period. The Company may exercise its Repurchase Option by tendering to the Participant, or his or her legal representative, or delivering to an escrow account for the benefit of the Participant, or his or legal representative, an amount equal to the price originally paid by the Participant to the Company, subject to adjustment as provided in Section 3(c), for each share of Common Stock to be repurchased by the Company hereunder. Upon timely exercise of the Repurchase Option in the manner provided in this Section 10(a), the Participant, or his or her legal representative, shall deliver to the Company the stock certificate or certificates representing the shares purchased by the Participant under this Plan, as set forth in (i) and (ii) above, and to be repurchased by the Company hereunder, duly endorsed and free and clear of any and all liens, charges and encumbrances. If the Participant shall fail to deliver such stock certificate or certificates, the Company shall be entitled to instruct its transfer agent to take such action as may be necessary to remove the requisite number of shares of Common Stock registered in the name of the Participant from the books and records of the Company. The Repurchase Option and any right of the Company to payment pursuant to Section 10(c) hereof shall be a right of the Company in addition to any and all other rights of the Company and remedies available to the Company, whether at law or in equity. Furthermore, upon the Company receiving actual knowledge of the occurrence of any of the events specified in Section 10(b) below, all Awards granted to such Participant shall immediately terminate and shall thereupon not be exercisable to any extent whatsoever. The Board or, in the case of an employee that is not an executive officer, the President may waive or modify the provisions of this Section 10 with respect to any individual Participant, with regard to the facts and circumstances of any particular situation involving a determination under this
Section 10.

     b. TRIGGERING EVENTS. The Company shall have the Repurchase Option in the event that any of the following events shall occur:

          (i) gross misconduct by the Participant which results in loss, damage or injury to the Company, its goodwill, business or reputation;

          (ii) the commission of an act of embezzlement, fraud or breach of fiduciary duty which results in loss, damage or injury to the Company, its goodwill, business or reputation;

          (iii) the unauthorized disclosure or misappropriation of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company;

          (iv) the commission of an act which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company;

          (v) the conviction of the Participant of a felony which materially interferes with such Participant's ability to perform his or her services for the Company or which results in loss, damage or injury to the Company, its goodwill, business or reputation;

          (vi) the violation (or threatened violation) by the Participant, in any material respect, of a non-competition, non-solicitation, non-disclosure or assignment of inventions covenant between the Participant and the Company;

          (vii) the engagement, whether directly or indirectly, by the Participant, during the period of his or her employment, engagement or relationship with the Company or for a period of one (1) year after the termination of his or her employment, engagement or relationship (for any reason), in a business or other commercial activity which is or may be competitive with the business being conducted by the Company at such time;

          (viii) the solicitation, diversion or taking away by the Participant, or the attempted solicitation, diversion or taking away by the Participant, whether directly or indirectly, during the period of his or her employment, engagement or relationship with the Company or for a period of one (1) year after the termination of his or her employment, engagement or relationship (for any reason), of any of the customers, business or prospective customers of the Company then in existence and with whom the Participant had contact or about whom the Participant gained confidential information during the Participant's employment, engagement or relationship with the Company (prospective customer shall mean any person or entity being solicited by the Company during the time the Participant was employed or engaged by the Company); or

          (ix) the solicitation, recruiting or hiring by the Participant, or the attempted solicitation, recruiting, or hiring by the Participant, whether directly or indirectly, during the period of his or her employment or for a period of one (1) year after the termination of his or her employment, engagement or relationship (for any reason), engagement or relationship with the Company, of any employee of the Company.

     c. REPURCHASE PRICE. In the event that at the time the Company wishes to exercise its Repurchase Option, the Participant ceases to own a sufficient number of shares of Common Stock acquired by him or her under the Plan to satisfy the Company's Repurchase Option, in addition to performing any obligations necessary to satisfy the Company's exercise of its Repurchase Option of those shares of Common Stock available for repurchase, the Participant shall be required to deliver to the Company, for each share of Common Stock that is the subject of the Repurchase Option and is not available for repurchase as it has been sold or transferred, an aggregate cash amount, if positive, equal to the difference between the Fair Market Value of each share of Common Stock sold or transferred by the Participant and the price originally paid by the Participant to the Company for each such share of Common Stock so sold or transferred by the Participant, as adjusted pursuant to Section 3(c). The Fair Market Value of each share of Common Stock sold or transferred by the Participant shall be determined as of the date of such sale or transfer.

11. NO EXERCISE OF OPTION IF EMPLOYMENT, ENGAGEMENT OR RELATIONSHIP TERMINATED FOR CAUSE

     If a Participant's employment, engagement or relationship with the Company is terminated "FOR CAUSE," the Award may terminate, (pursuant to a determination of the Board in accordance with the terms of the applicable agreement for such Award), on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever. For purposes of this Section 11, "FOR CAUSE" is any conduct during the term of a Participant's employment, engagement or relationship with the Company that gives rise to the Company's Repurchase Option, as set forth in Section 10 of this Plan, in each case, as determined by the Board or, in the case of employees who are not executive officers, by the President. The Board or, in the case of an employee that is not an executive officer, the President may waive or modify the provisions of this Section 11 with respect to any individual Participant, with regard to the facts and circumstances of any particular situation involving a determination under this
Section 11.

12. MISCELLANEOUS

     a. DEFINITIONS.

          (i) "COMPANY," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Presstek, Inc., as defined in Section 424(f) of the Code (a "SUBSIDIARY"), and any present or future parent corporation of Presstek, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "COMPANY" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

          (ii) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (iii) "EMPLOYEE," for purposes of eligibility under the Plan, shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status.

          (iv) "FAIR MARKET VALUE" of the Company's Common Stock on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, revenues and operating earnings of the Company for the most recent twelve-month period, projected revenues and operating earnings of the Company for the next twelve-month period, discounted positive cash flow of the Company, the nature and timing of any product releases and product shipments, generation of significant orders, cash flow from operations, consummation of relationships with strategic partners, the book value of the Company's assets as recorded on the most recently prepared balance sheet of the Company, the price/earnings multiples of comparable publicly traded companies (and adjusted for any illiquidity associated with the Company's Common Stock). The Board or Committee's determination shall be conclusive as to the Fair Market Value of the Common Stock.

     b. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

     c. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     d. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

     e. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time subject, in the case of amendments, to any applicable statutory or regulatory requirements to obtain stockholder approval when and if so required.

     f. ARBITRATION. Any dispute, controversy, or claim arising out of, in connection with this Plan or any agreement applicable to an Award granted under this Plan, or relating to the performance of any such agreement, shall be settled by arbitration in the state of New Hampshire, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

     g. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

                     Adopted by the Board of Directors on:
                               February 11, 2003

                        Approved by the stockholders on:
                                 June   , 2003

                                  PROXY BY MAIL
                                                                  Please mark
                                                                  your votes [X]
                                                                  like this

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

                                                      FOR ALL  FOR ALL  WITHHOLD
                                                               EXCEPT     ALL

1. To elect nine (9) Directors to serve for the        [ ]       [ ]      [ ]
   ensuing year.

NOMINEES: 01 Richard A. Williams, 02 Edward J. Marino, 03 John W. Dreyer,
04 Daniel S. Ebenstein, 05 John B. Evans, 06 Dr. Lawrence Howard, 07 Michael D. Moffitt, 08 Barbara A. Pellow, 09 Donald C. Waite, III.

Instruction: To withhold authority to vote for a nominee, mark "FOR ALL EXCEPT" and write the nominee's name(s) in the space provided below.

_____________________________________

                                                           FOR  AGAINST  ABSTAIN

2. To approve and adopt the Company's 2003 Stock Option    [ ]    [ ]      [ ]
   and Incentive Plan.

3. To ratify the selection of BDO Seidman, LLP, as the     [ ]    [ ]      [ ]
   Company's independent auditors for the fiscal year ending January 3, 2004.

4. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.


(Continued from other side)     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: [ ]
________________________________________________________________________________

      IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
________________________________________________________________________________

---------------------------------------------    _______________________________

                                                        COMPANY NUMBER:

                                                         PROXY NUMBER:

                                                        ACCOUNT NUMBER:
                                                 _______________________________
---------------------------------------------

SIGNATURE ______________________ SIGNATURE ____________________ DATE ___________
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -
              ____________________________________________________

      [PHONE GRAPHIC]   VOTE BY TELEPHONE OR INTERNET   [COMPUTER GRAPHIC]
                        QUICK *** EASY *** IMMEDIATE
              ____________________________________________________

                                 PRESSTEK, INC.

- You can now vote your shares electronically through the Internet or the telephone.
- This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
WWW.CONTINENTALSTOCK.COM

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                 ELECTRONICALLY

                                 PRESSTEK, INC.

     PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 2003
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRESSTEK, INC.

      The undersigned stockholder of Presstek, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Edward J. Marino and Moosa E. Moosa, and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock of Presstek, Inc., which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Presstek, Inc. to be held at the offices of Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire 03051 on June 17, 2003 at 1:00 p.m., local time, and at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 28, 2003, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

      THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS MUST GIVE THEIR FULL TITLE. CORPORATIONS OR PARTNERSHIPS MUST SIGN IN THEIR CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.


                  (Continued, and to be signed on Reverse Side)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -